

Q2 2024 Earnings Call

May 6, 2024

Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and growth rates in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA; technical, political or regulatory issues with natural gas exploration, production or transportation; impact of increased natural gas demand on natural gas prices; relative cost of alternative fuel sources; lower demand for natural gas; regulatory, legal, technical, political or economic issues frustrating system or area expansion; regulatory, legal, technical, political or economic issues that may affect MVP; delay in completion of MVP; increase in cost to complete MVP, including increases in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs; economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
  - Fiscal 2024
  - Rate Case
  - MVP
- 2024 Outlook
- Questions



Customers and Infrastructure

Billed Customers

63,660
(April 2024)

YTD Expansion

1.2 miles main

317 services

QTD Gas Volumes


DTHs Delivered
Q2 2024
Q2 2023
1,800
1,600
1,400
1,200
1,000
800
600
400
200
-
Thousands
Residential
Commercial
Industrial

Q2 2024 vs Q2 2023

Total Volumes	9%
Commercial & Industrial Volumes	9%
Heating Degree Days	13%

YTD Gas Volumes



DTHs Delivered
YTD Q2 2024
YTD Q2 2023
3,000
2,500
2,000
1,500
1,000
500
-
Thousands
Residential
Commercial
Industrial

Q2 2024 vs Q2 2023

Total Volumes	1%
Commercial & Industrial Volumes	2%
Heating Degree Days	(3%)

Roanoke Gas YTD CapEx



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Millions
2024
2023



MVP Growth $1.8
Customer Growth & System Expansion $3.9
SAVE Rider $4.3
Other Capital $1.3

$1.6 million or 12.2% decrease

Consolidated Financial Results

For the periods ended March 31,

(Presented in thousands, except per share data)

	Three Months Ended		Year to Date	
	2024	2023	2024	2023
Operating revenues	$ 32,660	$ 38,030	$ 57,079	$ 71,312
Operating expenses	24,030	28,438	41,797	56,176
Operating income	8,630	9,592	15,282	15,136
Equity in earnings of unconsolidated affiliate	1,229	3	2,697	4
Other income, net	89	121	210	196
Interest expense	1,566	1,396	3,203	2,765
Income before income taxes	8,382	8,320	14,986	12,571
Income tax expense	1,939	1,978	3,523	2,973
Net income	**$ 6,443**	**$ 6,342**	**$ 11,463**	**$ 9,598**
Basic earnings per share	**$ 0.63**	**$ 0.64**	**$ 1.14**	**$ 0.97**
Diluted earnings per share	**$ 0.63**	**$ 0.64**	**$ 1.13**	**$ 0.97**

Pending Rate Case

- $4.33M additional revenue beginning July, subject to refund
- Proposed 10.35% ROE, with a 59% equity ratio
- SAVE and RNG Riders remain
- Expect resolution Q2 2025

MVP

- Project Status
- Gas Flow and Cash Flow
- Roanoke Gas Interconnects
- Franklin County Expansion



2024 Outlook

- Roanoke Gas Capital
- EPS



2024 CapEx Forecast



31%
40%
13%
16%

SAVE & Renewals	$ 8.5
Utility Upgrades	3.4
Customer Growth & System Expansion	6.7
MVP Growth	2.8
Total	$21.4

Earnings Per Share



$1.20
$1.14
$1.08
$1.02
$0.96
$0.90
$1.14
$1.16
$1.10
2023 Actual
2024 Forecast
Dividend
Payout Ratio:
69%
73%
EPS
Range

RGC Resources™